                                                                      EXHIBIT 12

                              SUNTRUST BANKS, INC.

                       RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)

                                      SIX MONTHS ENDED JUNE
                                               30,                                YEAR ENDED DECEMBER 31,
                                     -----------------------   --------------------------------------------------------------
                                        1996         1995         1995         1994         1993         1992         1991
                                     ----------   ----------   ----------   ----------   ----------   ----------   ----------
RATIO 1 -- INCLUDING DEPOSIT
  INTEREST
Earnings:
  Income before income taxes.......  $  435,590   $  417,977   $  825,925   $  781,965   $  700,662   $  575,768   $  514,139
  Fixed charges....................     718,850      664,701    1,363,702      946,283      804,281      988,111    1,480,435
                                     ----------   ----------   ----------   ----------   ----------   ----------   ----------
         Total.....................  $1,154,440   $1,082,678   $2,189,627   $1,728,248   $1,504,943   $1,563,879   $1,994,574
                                     ==========   ==========   ==========   ==========   ==========   ==========   ==========
Fixed charges:
  Interest on deposits.............     537,828      487,608      988,725      704,803      632,307      832,372    1,270,435
  Interest on funds purchased......     110,417      111,581      239,080      122,055       87,900       87,038      135,314
  Interest on other short-term
    borrowings.....................      26,676       26,036       54,843       42,519       21,623        7,027       10,104
  Interest on long-term debt.......      36,661       33,344       68,114       63,119       48,839       48,560       47,664
  Portion of rents representative
    of the interest factor ( 1/3)
    of rental expense..............       7,268        6,132       12,940       13,787       13,612       13,114       16,918
                                     ----------   ----------   ----------   ----------   ----------   ----------   ----------
         Total.....................  $  718,850   $  664,701   $1,363,702   $  946,283   $  804,281   $  988,111   $1,480,435
                                     ==========   ==========   ==========   ==========   ==========   ==========   ==========
Earnings to fixed charges..........        1.61x        1.63x        1.61x        1.83x        1.87x        1.58x        1.35x
RATIO 2 -- EXCLUDING DEPOSIT
  INTEREST
Earnings:
  Income before income taxes.......  $  435,590   $  417,977   $  825,925   $  781,965   $  700,662   $  575,768   $  514,139
  Fixed charges....................     181,022      177,093      374,977      241,480      171,974      155,739      210,000
                                     ----------   ----------   ----------   ----------   ----------   ----------   ----------
         Total.....................  $  616,612   $  595,070   $1,200,902   $1,023,445   $  872,636   $  731,507   $  724,139
                                     ==========   ==========   ==========   ==========   ==========   ==========   ==========
Fixed charges:
  Interest on funds purchased......     110,417      111,581      239,080      122,055       87,900       87,038      135,314
  Interest on other short-term
    borrowings.....................      26,676       26,036       54,843       42,519       21,623        7,027       10,104
  Interest on long-term debt.......      36,661       33,344       68,114       63,119       48,839       48,560       47,664
  Portion of rents representative
    of the interest factor ( 1/3)
    of rental expense..............       7,268        6,132       12,940       13,787       13,612       13,114       16,918
                                     ----------   ----------   ----------   ----------   ----------   ----------   ----------
         Total.....................  $  181,022   $  177,093   $  374,977   $  241,480   $  171,974   $  155,739   $  210,000
                                     ==========   ==========   ==========   ==========   ==========   ==========   ==========
Earnings to fixed charges..........        3.41x        3.36x        3.20x        4.24x        5.07x        4.70x        3.45x